UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1933 Milmont Drive

Milpitas, CA 95035

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 1, 2006, the Compensation Committee of the Board of Directors of Rackable Systems, Inc. approved a management bonus plan for 2006. The plan is applicable to non-commissioned based employees, and includes its executive officers (other than the Company’s Chief Executive Officer, Chief Financial Officer and Vice President of Worldwide Sales). The management bonus plan provides that such bonuses are payable upon the achievement of specified performance criteria, 50% of which is individual objectives, 25% of which is based upon achievement of revenue targets, and 25% of which is based upon achievement of earnings per share targets. Bonus accelerators apply to the over-achievement of targets, capped at 20% in excess of the target bonus.

On February 1, 2006, the Compensation Committee also approved new base salaries and annual target bonuses for certain executive officers, as follows:

Name	Title	Base Salary	Target Bonus
Thomas Gallivan*	VP of Worldwide Sales	$200,000	$220,000
William Garvey	VP and General Counsel	$200,000	$80,000

*	Bonus is based upon reaching a specified dollar amount of bookings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: February 6, 2006	By:	/s/ William P. Garvey
William P. Garvey
General Counsel and Vice President, Corporate Development